Exhibit 99.1

News Release

For release on: May 12, 2016

Sysorex Global Reports Financial Results For The Quarter

Ended March 31, 2016

Conference Call to be Held Today at 4:30 pm Eastern Time

PALO ALTO, Calif. – Sysorex (NASDAQ: SYRX), a developer of high performance analytics software and solutions, today reported financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights:

●	2016 Q1 revenue of $14.1 million

●	2016 Q1 gross margin of 28%

●	2016 Q1 GAAP net loss of $0.17 per share

●	2016 Q1 GAAP net loss of $4.3 million

●	2016 Q1 Proforma Non-GAAP net loss[1] of $0.11 per share

●	2016 Q1 Non-GAAP Adjusted EBITDA[1] loss of $2.5 million

"We continue to be pleased with the steady progress of the SI/VAR portion of our business. We are most excited about the positive feedback we have received about both AirPatrol & LightMiner from clients, prospective clients and partners," stated Mr. Nadir Ali, CEO of Sysorex. "Over the past twelve months we have transformed both AirPatrol and LightMiner from concepts to reality. It has been encouraging to see the industry in which these products compete not just embrace the products, but begin to change as we believe both LightMiner and AirPatrol are disruptive technologies. Sysorex is at an inflection point in 2016 that will be transformational, and if our sales increase as we have forecasted, we expect to be cash flow positive by the end of this year. We believe that the launch and market response to our integrated LightMiner Analytics platform, the partnership with LightMiner and Tableau and the launch of our AirPatrol for Healthcare solution is evidence of this transformation.”

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

- more -

2479 E. Bayshore Road, Suite 195 · Palo Alto, CA 94303 · +1 408 702 2167 · www.sysorex.com

SYRX 2016 Q1 Earnings Call Announcement	Page 2 of 10

First Quarter 2016 Financial Results

Revenue: Total revenues for the quarter ended March 31, 2016 were $14.1 million compared to $14.1 million for the comparable period in the prior year. For the three months ended March 31, 2016, mobile, IoT & big data products revenue was $195,000 compared to $143,000 for the prior year period. Storage and Computing revenue was $10.2 million for the three months ended March 31, 2016, and $10.3 million for the prior year period. SaaS Revenues was $829,000 during the three months ended March 31, 2016 and $973,000 during the prior year period. Professional services revenue was $2.9 million during the three months ended March 31, 2016 and $2.7 million during the prior year period.

Gross Profit: Total gross profit for the quarter ended March 31, 2016 was $3.9 million, compared to $4 million for the comparable period in the prior year. Gross margin for the quarter ended March 31, 2016 was approximately 28% compared to approximately 29% for the comparable period in the prior year. This slight difference in margin is based on sales mix.

Net Loss: GAAP net loss attributable to the stockholders for quarter ended March 31, 2016 was $4.3 million compared to $2.9 million for the prior year period. This increase in loss of $1.4 million was primarily attributable to an increase in amortization of intangibles, depreciation and costs of expanding our engineering, sales and marketing operations including hiring more resources in those departments to support the anticipated growth from our AirPatrol and LightMiner products.

Non-GAAP net loss1: For the quarter ended March 31, 2016, pro-forma non-GAAP net loss was $2.9 million, compared to a non-GAAP net loss of $1.6 million for the prior year period. For the quarter ended March 31, 2016, non-GAAP net loss per share was $0.11, compared to a non-GAAP net loss per share of $0.08 for the prior year period. Non-GAAP net loss per share is defined as net loss per basic and diluted share adjusted for non-cash items including stock based compensation, amortization of intangibles and one time charges including change in the fair value of shares to be issued and acquisition costs.

Non-GAAP adjusted EBITDA1: Total adjusted EBITDA for the quarter ended March 31, 2016 was a loss of $2.5 million compared to loss of $1.3 million for the prior year period. Non-GAAP adjusted EBITDA is defined as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

SYRX 2016 Q1 Earnings Call Announcement	Page 3 of 10

First Quarter 2016 Business Highlights

●	Sysorex’ LightMiner Connects with Tableau for High Speed Analytics and Visualizations

●	Sysorex Launches LightMiner Analytics Platform

●	Sysorex Opens Live AirPatrol for Security Demonstration Center at Whiterock in the UK

●	Sysorex Awarded Army PMSS3 Contract Vehicle

●	Sysorex Announces AirPatrol for Healthcare

●	Postmedia Selects Sysorex’s Shoom Digital Ad Management Platform for an Additional 151 Newspapers

●	Sysorex announces IT Infrastructure Upgrade Engagement with Leading Beverage Distributor

All results summarized in this press release (including the financial statement tables) should be considered preliminary, are qualified in their entirety by the financial statement tables included in this press release and are subject to change. Please refer to Sysorex’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which will be filed with the Securities and Exchange Commission on or about May 16, 2016.

Conference Call Information

Management will host a conference call on Thursday, May 12, 2016, at 4:30pm Eastern Time to review financial results and corporate highlights. Following management’s formal remarks, there will be a question and answer session.

To listen to the conference call, interested parties within the U.S. should call 1-866-652-5200. International callers should call +1-412-317-6060. All callers should ask for the Sysorex Global conference call. The conference call will also be available through a live webcast, which can be accessed at http://client.irwebkit.com/Sysorex.

SYRX 2016 Q1 Earnings Call Announcement	Page 4 of 10

A replay of the call will be available approximately one hour after the end of the call through June 12, 2016. The replay can be accessed via Sysorex’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10085955.

About Sysorex
Sysorex develops the systems and solutions that power the data-driven enterprise. With an innovative approach to big data, analytics and the Internet of Things (IoT), we blend virtual data from software and networks with the huge volume of physical data generated by mobile devices and Internet-connected things to open new worlds of insight. Our unique solutions are helping organizations worldwide improve decision making, increase productivity, and fuel the discoveries of tomorrow. Headquartered in Palo Alto, California, we have regional offices in North America, South America, Europe and the Middle East. Visit www.sysorex.com, follow us @SysorexGlobal and Link up on LinkedIn.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Sysorex and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and employees, the company’s ability to obtain financing, competition, general economic conditions and other factors that are detailed in the company’s periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

SYRX 2016 Q1 Earnings Call Announcement	Page 5 of 10

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Sysorex defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization and “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation. Management uses Adjusted EBITDA as a metric in managing the business. Sysorex defines “pro forma net loss per share” as GAAP net loss per share adjusted for stock-based compensation, amortization of intangibles and one-time non-recurring charges such as change in the fair value of shares to be issued and acquisition costs.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Sysorex’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Sysorex’s results as reported under GAAP.

SYRX 2016 Q1 Earnings Call Announcement	Page 6 of 10

SYSOREX GLOBAL

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31,	December 31,
	2016	2015
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,853	$4,060
Accounts receivable, net	10,795	12,209
Notes and other receivables	1,756	1,340
Inventory	822	755
Prepaid licenses and maintenance contracts	7,460	7,509
Assets held for sale	772	772
Other current assets	1,829	1,967
Total current assets	26,287	28,612
Prepaid licenses and maintenance contracts	6,189	6,586
Property and equipment, net	1,306	1,392
Software development costs, net	1,565	1,281
Intangible assets, net	16,105	17,161
Goodwill	13,166	13,166
Other assets	516	517
Total assets	$65,134	$68,715
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,474	$9,320
Accrued liabilities	1,670	2,992
Deferred revenue	12,992	9,095
Short-term debt	8,828	9,417
Liabilities held for sale	2,030	2,026
Total current liabilities	33,994	32,850
Deferred revenue	7,140	7,666
Long-term debt	1,059	1,226
Acquisition liability - LightMiner	3,476	3,475
Other liabilities	434	542
Total liabilities	46,103	45,759
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	--	--
Common stock, $0.001 par value; 50,000,000 shares authorized; 25,354,863 and 25,309,863 issued and 25,116,035 and 25,071,035 outstanding at March 31, 2016 and December 31, 2015, respectively	25	25
Additional paid-in capital	58,590	58,226
Treasury stock, at cost, 238,838 shares	(695)	(695)
Due from Sysorex Consulting Inc.	(666)	(666)
Accumulated other comprehensive income (loss)	48	31
Accumulated deficit	(36,661)	(32,359)
Stockholders’ equity	20,641	24,562
Non-controlling interest	(1,610)	(1,606)
Total stockholders’ equity attributable to common stockholders	19,031	22,956
Total liabilities and stockholders’ equity	$65,134	$68,715

SYRX 2016 Q1 Earnings Call Announcement	Page 7 of 10

SYSOREX GLOBAL

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share data)

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Revenues
Products	$10,348	$10,388
Services	3,739	3,734
Total Revenues	14,087	14,122
Cost of Revenues
Products	8,042	8,650
Services	2,098	1,425
Total Cost of Revenues	10,140	10,075
Gross Profit	3,947	4,047
Operating expenses:
Research and development	587	163
Sales and marketing	2,501	2,463
General and administrative	3,965	3,274
Acquisition related costs	20	76
Amortization of intangibles	1,056	882
Total operating expenses	8,129	6,858
Loss from operations	(4,182)	(2,811)
Other income (expense)
Interest expense	(143)	(99)
Other	20	5
Change in fair value of shares to be issued	(1)	--
Total other income (expense)	(124)	(94)
Loss before income taxes	(4,306)	(2,905)
Provision for income taxes	--	--
Net loss	(4,306)	(2,905)
Net loss attributable to non-controlling interest	(4)	(5)
Net loss attributable to common stockholders	$(4,302)	$(2,900)
Comprehensive loss
Net Loss	(4,306)	(2,905)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	17	(7)
Comprehensive loss	$(4,289)	$(2,912)
Net loss per basic and diluted common share	$(0.17)	$(0.15)
Weighted average common shares outstanding:
Basic and Diluted	25,105,705	19,765,585

SYRX 2016 Q1 Earnings Call Announcement	Page 8 of 10

SYSOREX GLOBAL

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(4,306)	$(2,905)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	263	121
Amortization of intangible assets	1,056	882
Stock based compensation	364	386
Amortization of deferred financing costs	--	23
Change in fair value of shares to be issued	1	--
Provision for doubtful accounts	212	--
Other	2	--
Changes in operating assets and liabilities:
Accounts receivable and other receivables	787	(1,252)
Inventory	(67)	68
Other current assets	140	(27)
Prepaid licenses and maintenance contracts	446	354
Other assets	1	(2)
Accounts payable	(848)	814
Accrued liabilities	(1,323)	(488)
Deferred revenue	3,371	(201)
Other liabilities	(103)	(34)
Total Adjustments	4,302	644
Net Cash Used in Operating Activities	(4)	(2,261)
Cash Flows Used in Investing Activities:
Purchase of property and equipment	(48)	(22)
Investment in capitalized software	(414)	(97)
Net Cash Used in Investing Activities	(462)	(119)
Cash Flows (Used in) Provided by Financing Activities
Advances (repayment) of line of credit	(588)	1,980
Repayment of term loan	(167)	(125)
Repayments to related party	(3)	--
Repayment of notes payable	--	(1)
Net Cash (Used in) Provided by Financing Activities	(758)	1,854
Effect of Foreign Exchange Rate on Changes on Cash	17	(7)
Net Decrease in Cash and Cash Equivalents	(1,207)	(533)
Cash and Cash Equivalents - Beginning of period	4,060	3,228
Cash and Cash Equivalents - End of period	$2,853	$2,695

SYRX 2016 Q1 Earnings Call Announcement	Page 9 of 10

Reconciliation of Non-GAAP Financial Measures:

	Three Months Ended
(In thousands)	March 31,
	2016	2015
Net loss attributable to common stockholders	$(4,302)	$(2,900)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	20	76
Change in the fair value of shares to be issued	1	--
Stock-based compensation – compensation and related benefits	364	386
Interest expense	143	99
Depreciation and amortization	1,319	1,003
Adjusted EBITDA	$(2,455)	$(1,336)

	Three Months Ended
(In thousands, except share data)	March 31,
	2016	2015
Net loss attributable to common stockholders	$(4,302)	$(2,900)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	20	76
Change in the fair value of shares to be issued	1	--
Stock-based compensation – compensation and related benefits	364	386
Amortization of intangibles	1,056	882
Proforma non-GAAP net loss	$(2,861)	$(1,556)

Proforma non-GAAP net loss per basic and diluted common share	$(0.11)	$(0.08)

Weighted average basic and diluted common shares outstanding	25,105,705	19,765,585

SYRX 2016 Q1 Earnings Call Announcement	Page 10 of 10

Contacts

Sysorex:
A. Sage Osterfeld, +1 (760) 707-0459
sage.osterfeld@sysorex.com
or
Sysorex Investor Relations:
CorProminence LLC
Scott Arnold, +1 (516) 222-2560
Managing Director
www.corprominence.com